                                   Contacts: Vincent J. Milano
                                             Vice President, CFO and Treasurer
                                             ViroPharma Incorporated
                                             Phone (610) 458-7300

[LOGO] ViroPharma                            Kori Beer
       INCORPORATED                          Director, Corporate Communications
                                             ViroPharma Incorporated
                                             Phone (610) 458-7300


                            ViroPharma Incorporated
                   Reports Second Quarter Financial Results

Exton, PA July 26, 2001. ViroPharma Incorporated (Nasdaq: VPHM) reported today financial results for the second quarter ended June 30, 2001.

For the quarter ended June 30, 2001, ViroPharma reported a net loss of $11.6 million compared to a net loss of $5.4 million for the same period in 2000. Net loss for the quarters ended June 30, 2001 and 2000 were adjusted to reflect preferred stock dividends to arrive at net loss allocable to common stockholders. Net loss per share allocable to common stockholders for the quarter ended June 30, 2001 was $0.67 per share, basic and diluted, compared to $0.37 per share, basic and diluted for the same period in 2000. Without giving effect to the preferred stock dividends, net loss per share for the quarter ended June 30, 2001 was $0.66 per share, basic and diluted, compared to $0.36 per share, basic and diluted, for the same period in 2000. In each of the quarters ended June 30, 2001 and 2000, the company earned license fee revenue of $.25 million in connection with its hepatitis C collaboration with Wyeth-Ayerst Research Laboratories. Research and development expenses for the second quarter of 2001 were $7.0 million compared to $4.2 million for the same period in 2000. The increase in the three- month period ended June 30, 2001 over the same period in 2000, was due primarily to the preparation for the expected filing of the company's new drug application (NDA) for Picovir(TM), its lead product candidate, for the treatment of viral respiratory infection in adults, manufacturing of validation batches of Picovir(TM) and the completion of all clinical and preclinical studies expected to be included in the NDA. Also, in the second quarter of 2001, the company was preparing to initiate additional clinical trials for Picovir(TM) for the treatment of children with viral respiratory infection and for the prophylaxis treatment of viral respiratory infection in healthy adults. The company also was conducting two phase 2a studies for the treatment of hepatitis C, completing one phase 1 study for the treatment of RSV disease as well as increasing efforts in discovery research compared to the second quarter of 2000. General and administrative expenses for the second quarter of 2001 were $5.1 million compared to $1.9 million for the same period in 2000. The increase in general and administrative expenses is due to investments in pre-marketing expenses related to Picovir(TM), employee related expenses, and business development activities.
As of June 30, 2001 the company had approximately $179.0 million in cash, cash equivalents and short-term investments.

For the six-month period ended June 30, 2001, ViroPharma reported a net loss of $40.8 million compared to a net loss of $12.2 million for the same period in 2000. During the six months ended June 30, 2001, the company incurred a non-cash charge of $16.5 million resulting from the issuance of 750,000 shares of common stock to Sanofi-Synthelabo in the first quarter of 2001 in exchange for the expansion of the company's intellectual property rights related to Picovir(TM). Net loss for the six-month period ended June 30,

2001 was adjusted to reflect preferred stock dividends to arrive at net loss allocable to common stockholders. Net loss per share allocable to common stockholders for the six-month period ended June 30, 2001 was $2.47 per share, basic and diluted, compared to $0.83 per share, basic and diluted, for the same period in 2000. Without giving effect to the preferred stock dividends, net loss per share for the six-month period ended June 30, 2001 was $2.45 per share, basic and diluted, compared to $0.80 per share, basic and diluted, for the same period in 2000. In the six-month period ended June 30, 2001, the company earned license fee and milestone revenue of $2.5 million in connection with the hepatitis C collaboration with Wyeth-Ayerst Research Laboratories compared to $1.5 during the same period in 2000. Research and development expenses for the six-month period ended June 30, 2001 were $18.9 million compared to $10.8 million for the same period in 2000. The increase in research and development expenses for the six-months ended June 30, 2001over the same period for 2000 was due primarily to the completion of two phase 3 clinical trials for Picovir(TM) for the treatment of viral respiratory infection in adults, the preparation for the expected filing of the company's new drug application (NDA) for Picovir(TM), its lead product candidate, for the treatment of viral respiratory infection in adults, manufacturing of validation batches of Picovir(TM) and the completion of all clinical and preclinical studies expected to be included in the NDA. Also, in the six-month period ended June 30, 2001, the company was preparing to initiate additional clinical trials with Picovir(TM) for the treatment of children with viral respiratory infection and for the prophylaxis treatment of viral respiratory infection in healthy adults. The company also was conducting two phase 2a studies for the treatment of hepatitis C, completing one phase 1 study for the treatment of RSV disease as well as increasing efforts in discovery research compared to the same period of 2000. General and administrative expenses were $8.7 million in the six-months ended June 30, 2001 compared to $4.0 million for the same period of 2000. The increase in general and administrative expenses is due to pre-marketing expenses related to Picovir(TM), employee related expenses, and business development activities.


ViroPharma Incorporated is committed to the commercialization, development and discovery of antiviral pharmaceuticals. The company is focused on drug development and discovery activities in viral diseases including viral respiratory infection (VRI), hepatitis C and RSV disease. ViroPharma's most advanced product candidate, Picovir(TM), is in clinical development for the treatment of picornavirus diseases, and recently completed late stage clinical trials for VRI in adults. ViroPharma also has product candidates in clinical trials for the treatment of hepatitis C and RSV diseases.

                            ViroPharma Incorporated
                        Selected Financial Information

Statements of Operations
(in thousands, except per share data)

                                                                Three-months ended              Six-months ended
                                                                     June 30,                       June 30,
                                                            ---------------------------    ---------------------------
                                                                2000           2001             2000          2001
                                                            ------------   ------------    --------------  -----------
Revenue                                                     $     250      $      250      $    1,500       $   2,500
                                                            ---------      ----------      ----------       ---------

Operating expenses
Research and development                                        4,220           7,002          10,773          18,901
Acquisition of technology rights                                                                               16,500
General and administrative                                      1,898           5,104           3,959           8,651
                                                            ---------      ----------      ----------       ---------

Total operating expenses                                        6,118          12,106          14,732          44,052
                                                            ---------      ----------      ----------       ---------
Interest income                                                 3,416           3,138           5,013           6,545
Interest expense                                                2,937           2,914           3,940           5,794
                                                            ---------      ----------      ----------       ---------

Net loss                                                    $  (5,389)     $  (11,632)     $  (12,159)      $ (40,801)
                                                            =========      ==========      ==========       =========

Net loss allocable to common stockholders                   $  (5,571)     $  (11,795)     $  (12,523)      $ (41,146)
                                                            =========      ==========      ==========       =========

Net loss per share: basic and diluted                           (0.36)          (0.66)          (0.80)          (2.45)

Net loss per share allocable to common stockholders:
   basic and diluted                                            (0.37)          (0.67)          (0.83)          (2.47)

Shares used in computing net loss per share:
   basic and diluted                                           15,180          17,624          15,146          16,649
                                                            =========      ==========      ==========       =========

Balance Sheets: (in thousands)

                                                            December 31,     June 30,
                                                                2000           2001
                                                           -------------   -----------
Cash, cash equivalents and short-term investments           $ 203,335      $  178,967
Working capital                                               196,280         171,591
Total assets                                                  222,439         194,928
Long-term obligations                                         180,325         180,225
Total stockholders' equity                                     23,987             104